Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

PERICOM SEMICONDUCTOR CORPORATION

a California corporation

(AS AMENDED THROUGH SEPTEMBER 2, 2015)

i

ii

AMENDED AND RESTATED BYLAWS

OF

PERICOM SEMICONDUCTOR CORPORATION

a California corporation

(AS AMENDED THROUGH SEPTEMBER 2, 2015)

ARTICLE I

OFFICES

Section 1.1    Principal Executive Office.

The principal executive office of the corporation shall be located at such place as the Board of Directors may from time to time authorize. If the principal executive office is located outside this state, and the corporation has one or more business offices in this state, the Board of Directors shall fix and designate a principal executive office in the State of California.

Section 1.2    Other Offices.

Other business offices may at any time be established at any place or places specified by the Board of Directors.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.1    Place of Meetings.

All meetings of shareholders shall be held at the principal executive office of the corporation, or at any other place, within or without the State of California, specified by the Board of Directors.

Section 2.2    Annual Meeting.

The annual meeting of the shareholders, after the year 1990, shall be held at the time and date in each year fixed by the Board of Directors. At the annual meeting directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted that is within the power of the shareholders.

Section 2.3    Notice of Annual Meeting.

Written notice of each annual meeting shall be given to each shareholder entitled to vote, either personally or by first-class mail, or, if the corporation has outstanding shares held of record by 500 or more persons (determined in accordance with Section 605 of the General Corporation Law) on the record date for the meeting, by third-class mail, or by other means of written communication, charges prepaid, addressed to such shareholder at the shareholder’s address appearing on the books of the corporation or given by such shareholder to the corporation for the purpose of notice. If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice or report to all other shareholders. If a shareholder gives no address, notice shall be deemed to have been given to such shareholder if addressed to the shareholder at the place where the principal executive office of the corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said principal executive office is located.

All such notices shall be given to each shareholder entitled thereto not less than ten (10) days (or, if sent by third-class mail, thirty (30) days) nor more than sixty (60) days before each annual meeting. Any such notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any such notice in accordance with the foregoing provisions, executed by the Secretary, Assistant Secretary or any transfer agent of the corporation shall be prima facie evidence of the giving of the notice.

Such notice shall specify:

(a)    the place, the date, and the hour of such meeting;

(b)    those matters that the Board of Directors, at the time of the mailing of the notice, intends to present for action by the shareholders. Subject to the provisions of subsection (d) below, any matter properly brought before an annual meeting may be presented at the meeting for such action);

To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, otherwise properly brought before the meeting by or at the direction of the Board of Directors or otherwise properly brought before the meeting by a shareholder.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation in accordance with the requirements of Section 2.14 of the Bylaws.

Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2.3 and Section 2.14.

(c)    if directors are to be elected, the names of nominees intended at the time of the notice to be presented by the Board of Directors for election;

(d)    the general nature of a proposal, if any, to take action with respect to approval of (i) a contract or other transaction with an interested director, (ii) amendment of the Articles of

Incorporation, (iii) a reorganization of the corporation as defined in Section 181 of the General Corporation Law, (iv) voluntary dissolution of the corporation, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any; and

(e)    such other matters, if any, as may be expressly required by statute.

Section 2.4    Special Meetings.

(a)    Special meetings of the shareholders for any purpose or purposes whatsoever may be called at any time by the Chairman of the Board (if there be such an officer appointed), by the President, by the Board of Directors, or by one or more shareholders entitled to cast not less than ten percent (10%) of the votes at the meeting.

(b)    If a special meeting is called by any person or persons other than the Board of Directors, the Chairman of the Board, or the President, then the request shall be in writing, specifying the time of such meeting and (i) the information required pursuant to Section 2.4(c) of these Bylaws (in the case of business proposed to be brought before the meeting by a shareholder) or (ii) the information required pursuant to Section 2.14(c) of these Bylaws (in the case of the election of directors), as applicable. Such request shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the President, any Vice President or the Secretary of the corporation. For business to be properly brought before a special meeting by a shareholder, such business must be a proper matter for shareholder action pursuant to these Bylaws and applicable law. The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote, in accordance with the provisions of Section 2.4 and, if any, other applicable provisions of these Bylaws, that a meeting will be held at the time requested by the person or persons calling the meeting, so long as that time is not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, then the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 2.4 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.

(c)    To be in proper written form, the shareholder’s request under Section 2.4(b) must set forth as to each matter of business the person intends to bring before the special meeting: (1) a brief description of the business intended to be brought before the special meeting and the reasons for conducting such business at the special meeting, (2) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business and any Shareholder Associated Person (as defined in Section 2.14(a)(ii) of these Bylaws), (3) the class and number of shares of the corporation that are held of record or are beneficially owned by the shareholder or any Shareholder Associated Person and any derivative positions held or beneficially held by the shareholder or any Shareholder Associated Person, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such shareholder or any Shareholder Associated Person with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such shareholder or any Shareholder

Associated Person with respect to any securities of the corporation, (5) any material interest of the shareholder or a Shareholder Associated Person in such business, and (6) a statement whether either such shareholder or any Shareholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (1) through (6), a “Business Solicitation Statement”). In addition, to be in proper written form, a shareholder’s notice to the secretary must be supplemented not later than ten days following the record date for the special meeting to disclose the information contained in clauses (3) and (4) above as of the record date.

(d)    Business proposed to be brought by a shareholder may not be brought before the special meeting if such shareholder or a Shareholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the special meeting shall, if the facts warrant, determine and declare at the special meeting that business was not properly brought before the special meeting and in accordance with the provisions of this Section 2.4, and, if the chairperson should so determine, he or she shall so declare at the special meeting that any such business not properly brought before the special meeting shall not be conducted.

Section 2.5    Notice of Special Meetings.

Except in special cases where other express provision is made by statute, notice of any special meeting of shareholders shall be given in the same manner as for annual meetings of shareholders. In addition to the matters required by Section 2.3(a) and, if applicable, Section 2.3(c) of these Bylaws, notice of any special meeting shall specify the general nature of the business to be transacted, and no other business may be transacted at such meeting.

Section 2.6    Quorum.

The presence in person or by proxy of persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. If a quorum is present, the affirmative vote of a majority of the shares represented and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the General Corporation Law or the Articles of Incorporation. Any meeting of shareholders, whether or not a quorum is present, may be adjourned from time to time by the vote of the holders of a majority of the shares present in person or represented by proxy thereat and entitled to vote, but in the absence of a quorum no other business may be transacted at such meeting, except that the shareholders present or represented by proxy at a duly called or held meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 2.7    Adjourned Meeting and Notice.

When any shareholders’ meeting, either annual or special, is adjourned for more than forty-five (45) days, or if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as provided above, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement of the time and place thereof at the meeting at which such adjournment is taken.

Section 2.8    Record Date.

(a)    The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to give consent to corporate action in writing without a meeting, to receive any report, to receive any dividend or other distribution, or allotment of any rights, or to exercise rights in respect of any other lawful action. The record date so fixed shall be not more than sixty (60) days nor less than ten (10) days prior to the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting. When a record date is so fixed, only shareholders of record at the close of business on that date are entitled to notice of and to vote at any such meeting, to give consent without a meeting, to receive any report, to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Articles of Incorporation or these Bylaws.

(b)    If no record date is fixed:

(i)    The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day preceding the day on which the meeting is held.

(ii)    The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given.

(iii)    The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

Section 2.9    Voting.

(a)    Except as provided below with respect to cumulative voting and except as may be otherwise provided in the Articles of Incorporation, each outstanding share, regardless of class,

shall be entitled to one vote on each matter submitted to a vote of shareholders. Any holders of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares such shareholder is entitled to vote.

(b)    Subject to the provisions of Sections 702 through 704 of the General Corporation Law (relating to voting of shares held by a fiduciary, receiver, pledgee, or minor, in the name of a corporation, or in joint ownership), persons in whose names shares entitled to vote stand on the stock records of the corporation at the close of business on the record date shall be entitled to vote at the meeting of shareholders. Such vote may be viva voce or by ballot; provided, however, that all elections for directors must be by ballot upon demand made by a shareholder at any election and before the voting begins. shares of this corporation owned by a corporation more than twenty-five percent (25%) of the voting power of which is owned directly by this corporation, or indirectly through one or more majority-owned subsidiaries of this corporation, shall not be entitled to vote on any matter.

(c)    Subject to the requirements of the next sentence, every shareholder entitled to vote at any election for directors shall have the right to cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder’s shares are normally entitled, or to distribute votes on the same principle among as many candidates as such shareholder thinks fit. No shareholder shall be entitled to cumulate votes unless such candidate’s name or candidates’ names have been placed in nomination prior to the voting and the shareholder has given notice at the meeting, prior to the voting, of the shareholder’s intention to cumulate such shareholder’s votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. The candidates receiving the highest number of affirmative votes of shares entitled to be voted for them, up to the number of directors to be elected by such shares, shall be elected. Votes against a director and votes withheld shall have no legal effect.

(d)    Notwithstanding any term of this Section 2.9, during any period in which the corporation is a listed corporation, as “listed corporation” is defined in California Corporations Code Section 301.5(d), and its Articles of Incorporation shall provide that shareholders of the corporation are not entitled to cumulate their votes in elections of directors, this Section 2.9 shall not be deemed to allow shareholders of the corporation to cumulate their votes in the elections of directors, and Sections 2.9(c) hereof shall not apply with respect to voting in the election of directors.

Section 2.10    Proxies.

(a)    Every person entitled to vote shares (including voting by written consent) may authorize another person or other persons to act by proxy with respect to such shares. “Proxy” means a written authorization signed or an electronic transmission authorized by a shareholder or the shareholder’s attorney-in-fact giving another person or persons power to vote with respect to the shares of such shareholder. “Signed” for the purpose of this Section means the placing of the shareholder’s name on the proxy (whether by manual signature, typewriting, telegraphic transmission, electronic transmission or otherwise) by the shareholder or the shareholder’s attorney-in-fact. A proxy may be transmitted by oral telephone transmission if it is submitted with information from which it may be determined that the proxy was authorized by the shareholder, or his or her attorney-in-fact. Any proxy duly executed is not revoked and continues in full force and effect until (i) a written instrument revoking it is filed with the Secretary of the corporation prior to the vote pursuant thereto, (ii) a subsequent proxy executed by the person executing the prior proxy is presented to the meeting, (iii) the person executing the proxy attends the meeting and votes in person, or (iv) written notice of the death or incapacity of the maker of such proxy is received by the corporation before the vote pursuant thereto is counted; provided that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Notwithstanding the foregoing sentence, a proxy that states that it is irrevocable, is irrevocable for the period specified therein to the extent permitted by Section 705(e) and (f) of the General Corporation Law. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

(b)    As long as no outstanding class of securities of the corporation is registered under Section 12 of the Securities Exchange Act of 1934, or is not exempted from such registration by Section 12(g)(2) of such Act, any form of proxy or written consent distributed to ten (10) or more shareholders of the corporation when outstanding shares of the corporation are held of record by 100 or more persons shall afford an opportunity on the proxy or form of written consent to specify a choice between approval and disapproval of each matter or group of related matters intended to be acted upon at the meeting for which the proxy is solicited or by such written consent, other than elections to office, and shall provide, subject to reasonable specified conditions, that where the person solicited specifies a choice with respect to any such matter the shares will be voted in accordance therewith. In any election of directors, any form of proxy in which the directors to be voted upon are named therein as candidates and which is marked by a shareholder “withhold” or otherwise marked in a manner indicating that the authority to vote for the election of directors is withheld shall not be voted for the election of a director.

Section 2.11    Validation of Defectively Called or Noticed Meetings.

The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by these Bylaws or by the General Corporation Law to be included in the notice if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, unless otherwise provided in the Articles of Incorporation or these Bylaws, or unless the meeting involves one or more matters specified in Section 2.3(d) of these Bylaws.

Section 2.12    Action Without Meeting.

(a)    Directors may be elected without a meeting by a consent in writing, setting forth the action so taken, signed by all of the persons who would be entitled to vote for the election of directors, provided that, without notice except as hereinafter set forth, a director may be elected at any time to fill a vacancy not filled by the directors (other than a vacancy created by removal of a director) by the written consent of persons holding a majority of the outstanding shares entitled to vote for the election of directors.

Any other action that may be taken at a meeting of the shareholders, may be taken without a meeting, and without prior notice except as hereinafter set forth, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

(b)    Unless the consents of all shareholders entitled to vote have been solicited in writing:

(i)    notice of any proposed shareholder approval of (1) a contract or other transaction with an interested director, (2) indemnification of an agent of the corporation, (3) a reorganization of the corporation as defined in Section 181 of the General Corporation Law, or (4) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any, without a meeting by less than unanimous written consent, shall be given at least ten (10) days before the consummation of the action authorized by such approval; and

(ii)    prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent to those shareholders entitled to vote who have not consented in writing. Such notices shall be given in the manner provided in Section 2.3 of these Bylaws.

(c)    Any shareholder giving a written consent, or the shareholder’s proxyholders, or a transferee of the shares or a personal representative of the shareholder or their respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the corporation.

Section 2.13    Inspectors of Election.

(a)    In advance of any meeting of shareholders, the Board of Directors may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any such meeting may, and on the request of any shareholder or the holder of such shareholder’s proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting. The number of inspectors shall be either one or three. If inspectors are appointed at a meeting on the request of one or more shareholders or holders of proxies, the majority of shares represented in person or by proxy shall determine whether one inspector or three inspectors are to be appointed.

(b)    The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies; receive votes, ballots or consents; hear and determine all challenges and questions in any way arising in connection with the right to vote; count and tabulate all votes or consents; determine when the polls shall close; determine the result; and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.

(c)    The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

Section 2.14    Advance Notice Procedures.

(a)    Advance Notice of Shareholder Business at Annual Meetings. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be brought: (A) pursuant to the corporation’s proxy materials (or any supplement thereto) with respect to such meeting, (B) by or at the direction of the Board of Directors, or (C) by a shareholder of the corporation who (1) is a shareholder of record at the time of the giving of the notice provided for in these Bylaws and on the record date for the determination of shareholders entitled to vote at the annual meeting and (2) has timely complied in proper written form with the notice procedures and other requirements set forth in this Section 2.14(a) and, if applicable, Section 2.14(b). In addition, for business to be properly brought before an annual meeting by a shareholder, such business must be a proper matter for shareholder action pursuant to these Bylaws and applicable law. For the avoidance of doubt, clause (C) above shall be the exclusive means for a shareholder to bring business before an annual meeting of shareholders.

(i)    To comply with clause (C) of the preceding paragraph, and whether the proposal relates to shareholder nominations of directors or other business, a shareholder’s notice must set forth all information required under this Section 2.14(a) or (b), as applicable, and must be timely received by the Secretary of the corporation. To be timely, a shareholder’s notice must be received by the Secretary at the principal executive offices of the corporation not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the shareholder to be timely, it must be so received by the Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i)

the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described in this Section 2.14(a)(i). “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor thereto (the “1934 Act”).

(ii)    To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter of business the shareholder intends to bring before the annual meeting: (1) a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business and any Shareholder Associated Person (as defined below), (3) the class and number of shares of the corporation that are held of record or are beneficially owned by the shareholder or any Shareholder Associated Person and any derivative positions held or beneficially held by the shareholder or any Shareholder Associated Person, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such shareholder or any Shareholder Associated Person with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such shareholder or any Shareholder Associated Person with respect to any securities of the corporation, (5) any material interest of the shareholder or a Shareholder Associated Person in such business, and (6) a statement whether either such shareholder or any Shareholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (1) through (6), a “Business Solicitation Statement”). In addition, to be in proper written form, a shareholder’s notice to the Secretary must be supplemented not later than ten days following the record date to disclose the information contained in clauses (3) and (4) above as of the record date. For purposes of this Section 2.14, a “Shareholder Associated Person” of any shareholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such shareholder and on whose behalf the proposal or nomination, as the case may be, is being made or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii).

(iii)    Without exception, no business proposed or to be proposed by any shareholder shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 2.14(a) and, if applicable, Section 2.14(b). In addition, business proposed to be brought by a shareholder may not be brought before the annual meeting if such shareholder or a Shareholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 2.14(a), and, if the chairperson should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be conducted.

(b)    Advance Notice of Director Nominations at Annual Meetings. Notwithstanding anything in these Bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 2.14(b) shall be eligible for election or re-election as directors at an annual meeting of shareholders. Nominations of persons for election to the Board of Directors of the corporation shall be made at an annual meeting of shareholders only (A) by or at the direction of the Board of Directors or an authorized committee of the Board of Directors or (B) by a shareholder of the corporation who (1) was a shareholder of record at the time of the giving of the notice provided for in these bylaws and on the record date for the determination of shareholders entitled to vote at the annual meeting and (2) has complied with the notice procedures set forth in this Section 2.14(b). In addition to any other applicable requirements, for a nomination to be made by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the corporation pursuant to Section 2.14(a)(i).

(i)    To comply with clause (B) of Section 2.14(b) above, a nomination to be made by a shareholder must set forth all information required under this Section 2.14(b) and must be received by the Secretary of the corporation at the principal executive offices of the corporation at the time set forth in, and in accordance with, the final three sentences of Section 2.14(a)(i) above.

(ii)    To be in proper written form, such shareholder’s notice to the Secretary must set forth:

(1)    as to each person (a “nominee”) whom the shareholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (E) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder, (F) a written statement executed by the nominee acknowledging that as a director of the corporation the nominee will owe a fiduciary duty under California law with respect to the corporation and its shareholders, and (G) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the 1934

Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and

(2)    as to such shareholder giving notice, (A) the information required to be provided pursuant to clauses (2) through (5) of Section 2.14(a)(ii) above, and the supplement referenced in the second sentence of Section 2.14(a)(ii) above (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), and (B) a statement whether either such shareholder or Shareholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the corporation’s voting shares reasonably believed by such shareholder or Shareholder Associated Person to be necessary to elect such nominee(s) (such information provided and statements made as required by clauses (A) and (B) above, a “Nominee Solicitation Statement”).

(iii)    At the request of the Board of Directors, any person nominated by a shareholder for election as a director must furnish to the Secretary of the corporation (1) that information required to be set forth in the shareholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given and (2) such other information as may reasonably be required for the corporation to determine the eligibility of such proposed nominee to serve as an independent director or committee member of the corporation under applicable law, including the rules and regulations of any stock exchange on which the corporation’s stock is listed or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such shareholder’s nomination shall not be considered in proper form pursuant to this Section 2.14(b).

(iv)    Without exception, no person nominated by a shareholder shall be eligible for election or re-election as a director of the corporation at an annual meeting of shareholders unless nominated in accordance with the provisions set forth in this Section 2.14. In addition, a nominee nominated by a shareholder shall not be eligible for election or re-election if a shareholder or Shareholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairperson of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these bylaws, and if the chairperson should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded.

(c)    Advance Notice of Director Nominations for Special Meetings.

(i)    For a special meeting of shareholders at which directors are to be elected, nominations of persons for election to the Board of Directors shall be made only (1) by or at the direction of the Board of Directors or (2) by any shareholder of the corporation who (A) is a shareholder of record at the time of the giving of the notice of the meeting provided for in these Bylaws and on the record date for the determination of shareholders entitled to vote at the special meeting and (B) delivers a timely written notice of the nomination to the Secretary of the corporation that includes the information set forth in Section 2.14(b)(ii) and Section 2.14(b)(iii)

above. Such nomination must be received by the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the later of the 60th day prior to the proposed date for such special meeting or the tenth day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. Such nomination shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Secretary of the corporation. A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (i) by or at the direction of the Board of Directors or an authorized committee of the Board of Directors or (ii) by a shareholder in accordance with the notice procedures set forth in this Section 2.14(c). In addition, a nominee shall not be eligible for election or re-election if a shareholder or Shareholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

(ii)    The chairperson of the special meeting shall, if the facts warrant, determine and declare at the meeting that a nomination or business was not made in accordance with the procedures prescribed by these Bylaws, and if the chairperson should so determine, he or she shall so declare at the meeting, and the defective nomination or business shall be disregarded.

(d)    Other Requirements and Rights. In addition to the foregoing provisions of this Section 2.14, a shareholder must also comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.14; provided, however, that any reference in this Section 2.14 to the 1934 Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to business or nominations to be brought by a shareholder pursuant to this Section 2.14. Notwithstanding the foregoing provisions of this Section 2.14, a shareholder must comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to business such shareholder intends to bring before the annual meeting that involves a proposal that such shareholder requests to be included in the corporation’s proxy statement for an annual meeting, including the requirements of Rule 14a-8 (or any successor provision) under the 1934 Act. Nothing in this Section 2.14 shall be deemed to affect (1) any right of the corporation to omit a shareholder proposal from the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act or (2) any right of a shareholder to request inclusion of shareholder proposals in the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1    Powers; Approval of Loans to Officers.

(a)    Subject to the provisions of the General Corporation Law and any limitations in the Articles of Incorporation relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board of Directors may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board of Directors.

(b)    The corporation may, upon approval of the Board of Directors alone, make loans of money or property to, or guarantee the obligations of, any officer (whether or not a director) of the corporation or of its parent, or adopt an employee benefit plan authorizing such loans or guaranties provided that:

(i)    the Board of Directors determines that such a loan, guaranty, or plan may reasonably be expected to benefit the corporation;

(ii)    the corporation has outstanding shares held of record by 100 or more persons (determined as provided in Section 605 of the General Corporation Law) on the date of approval by the Board of Directors;

(iii)    the approval by the Board of Directors is by a vote sufficient without counting the vote of any interested director(s); and

(iv)    the loan is otherwise made in compliance with Section 315 of the General Corporation Law.

Section 3.2    Number and Qualification of Directors.

The number of directors of the corporation shall not be less than four (4) nor more than seven (7) until changed by amendment of the Articles of Incorporation or by a Bylaw amending this Section 3.2 duly adopted by the vote or written consent of holders of a majority of the outstanding shares, provided that if the minimum number of directors is five or more, any proposal to reduce the minimum number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote. The exact number of directors shall be fixed from time to time, within the limits specified in the Articles of Incorporation or in this Section 3.2, by a bylaw or amendment thereof duly adopted by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of the holders of a majority of the outstanding shares entitled to vote, or by the Board of Directors.

Subject to the foregoing provisions for changing the number of directors, the number of directors of the corporation has been fixed at seven (7).

Section 3.3    Election and Term of Office.

The directors shall be elected at each annual meeting of shareholders, but, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

Section 3.4    Vacancies.

A vacancy in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any director, if a director has been declared of unsound mind by order of court or convicted of a felony, if the authorized number of directors is increased, if the incorporator or incorporators have failed to appoint the authorized number of directors in any resolution for appointment of directors upon the initial organization of the corporation, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

Vacancies in the Board of Directors, except for a vacancy created by the removal of a director, may be filled by a majority of the directors present at a meeting at which a quorum is present, or if the number of directors then in office is less than a quorum, (a) by the unanimous written consent of the directors then in office, (b) by the vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice in compliance with these Bylaws, or (c) by a sole remaining director. Each director so elected shall hold office until his or her successor is elected at an annual or a special meeting of the shareholders. A vacancy in the Board of Directors created by the removal of a director may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of all of the holders of the outstanding shares.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal shall require the consent of holders of a majority of the outstanding shares entitled to vote. Any such election by written consent to fill a vacancy created by removal shall require the unanimous written consent of all shares entitled to vote for the election of directors.

Any director may resign effective upon giving written notice to the Chairman of the Board (if there be such an officer appointed), the President, the Secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director’s term of office.

Section 3.5    Time and Place of Meetings.

The Board of Directors shall hold a regular meeting immediately after the meeting of shareholders at which it is elected and at the place where such meeting is held, or at such other place as shall be fixed by the Board of Directors, for the purpose of organization, election of officers of the corporation and the transaction of other business. Notice of such meeting is hereby dispensed with. Other regular meetings of the Board of Directors shall be held without notice at such times and places as are fixed by the Board of Directors. Special meetings of the Board of Directors may be held at any time whenever called by the Chairman of the Board (if there be such an officer appointed), the President, any Vice-President, the Secretary or any two directors.

Except as hereinabove provided in this Section 3.5, all meetings of the Board of Directors may be held at any place within or without the State of California that has been designated by resolution of the Board of Directors as the place for the holding of regular meetings, or by written consent of all directors. In the absence of such designation, meetings of the Board of Directors shall be held at the principal executive office of the corporation. Special meetings of the Board of Directors may be held either at a place so designated or at the principal executive office of the corporation.

Section 3.6    Notice of Special Meetings.

Notice of the time and place of special meetings shall be delivered personally to each director or communicated to each director by telephone, telegraph or mail, electronic mail message, charges prepaid, addressed to the director at the director’s address as it is shown upon the records of the corporation or, if it is not so shown on such records or is not readily ascertainable, at the place at which the meetings of the directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail at least four (4) days prior to the time of the holding of the meeting. In case such notice is delivered personally or by telephone, telegraph, facsimile or electronic mail message, as above provided, it shall be so delivered at least forty-eight (48) hours prior to the time of the holding of the meeting. Any such transmission of notice, as above provided, shall be due, legal and personal notice to such director. As used herein, notice by telephone shall be deemed to include a voice messaging system or other system or technology designed to record and communicate messages, or wireless, to the recipient, including the recipient’s designated voice mailbox or address on such a system.

Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meetings.

Section 3.7    Action at a Meeting: Quorum and Required Vote.

(a)    Presence of a majority of the authorized number of directors at a meeting of the Board of Directors constitutes a quorum for the transaction of business, except as hereinafter provided.

(b)    Members of the Board of Directors may participate in a meeting through use of conference telephone, electronic video screen communication or other communications equipment. Participation in a meeting through use of conference telephone pursuant to this subsection (b) constitutes presence in person at such meeting as long as all members participating in the meeting are able to hear one another. Participation in a meeting through use of electronic video screen communication or other communications equipment (other than conference telephone) pursuant to this subsection (b) constitutes presence in person at such meeting, if (1) each member participating in the meeting can communicate with all of the other members concurrently, (2) each member is provided the means of participating in all matters before the board, including, without limitation, the capacity to propose, or to interpose an objection to, a specific action to be taken by the corporation, and (3) the corporation adopts and implements some means of verifying that (a) a person participating in the meeting is a director or other person entitled to participate in the meeting, and (b) all actions of, or votes by, the board are taken or cast only by the directors and not by persons who are not directors.

(c)    Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors, unless a greater number, or the same number after disqualifying one or more directors from voting, is required by law, by the Articles of Incorporation, or by these Bylaws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 3.8    Action Without a Meeting.

Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board of Directors shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

Section 3.9    Adjourned Meeting and Notice.

A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

Section 3.10    Fees and Compensation.

Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board of Directors.

Section 3.11    Appointment of Executive and Other Committees.

The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee, to the extent provided in the resolution of the Board of Directors or in these Bylaws, shall have all the authority of the Board of Directors, except with respect to:

(a)    The approval of any action for which the General Corporation Law also requires shareholders’ approval or approval of the outstanding shares.

(b)    The filling of vacancies on the Board of Directors or in any committee.

(c)    The fixing of compensation of the directors for serving on the Board of Directors or on any committee.

(d)    The amendment or repeal of these Bylaws or the adoption of new Bylaws.

(e)    The amendment or repeal of any resolution of the Board of Directors that by its express terms is not so amendable or repealable.

(f)    A distribution to the shareholders of the corporation, except at a rate, in a periodic amount or within a price range determined by the Board of Directors.

(g)    The appointment of other committees of the Board of Directors or the members thereof.

The provisions of Sections 3.5 through 3.9 of these Bylaws apply also to committees of the Board of Directors and action by such committees, mutatis mutandis (with the necessary changes having been made in the language thereof).

ARTICLE IV

OFFICERS

Section 4.1    Officers.

The officers of the corporation shall consist of the President, the Secretary and the Chief Financial Officer, and each of them shall be appointed by the Board of Directors. The corporation may also have a Chairman of the Board, one or more Vice-Presidents, a Controller, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed by the Board of Directors, or with authorization from the Board of Directors by the President. The order of the seniority of the Vice Presidents shall be in the order of their nomination, unless otherwise determined by the Board of Directors. Any two or more of such offices may be held by the same person. The Board of Directors may appoint, and may empower the President to appoint, such other officers as the business of the corporation may require, each of whom shall have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

All officers of the corporation shall hold office from the date appointed to the date of the next succeeding regular meeting of the Board of Directors following the meeting of shareholders at which the Board of Directors is elected, and until their successors are elected; provided that all officers, as well as any other employee or agent of the corporation, may be removed at any time at the pleasure of the Board of Directors, or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors, and upon the removal, resignation, death or incapacity of any officer, the Board of Directors or the President, in cases where he or she has been vested by the Board of Directors with power to appoint, may declare such office vacant and fill such vacancy. Nothing in these Bylaws shall be construed as creating any kind of contractual right to employment with the corporation.

Any officer may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary of the corporation, without prejudice, however, to the rights, if any, of the corporation under any contract to which such officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

The salary and other compensation of the officers shall be fixed from time to time by resolution of or in the manner determined by the Board of Directors.

Section 4.2    The Chairman of the Board.

The Chairman of the Board (if there be such an officer appointed) shall, when present, preside at all meetings of the Board of Directors and shall perform all the duties commonly incident to that office. The Chairman of the Board shall have authority to execute in the name of the corporation bonds, contracts, deeds, leases and other written instruments to be executed by the corporation (except where by law the signature of the President is required), and shall perform such other duties as the Board of Directors may from time to time determine.

Section 4.3    The President.

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, the President shall be the chief executive officer of the corporation and shall perform all the duties commonly incident to that office. The President shall have authority to execute in the name of the corporation bonds, contracts, deeds, leases and other written instruments to be executed by the corporation. The President shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board or if there is none, at all meetings of the Board of Directors, and shall perform such other duties as the Board of Directors may from time to time determine.

Section 4.4    Vice-Presidents.

The Vice-Presidents (if there be such officers appointed), in the order of their seniority (unless otherwise established by the Board of Directors), may assume and perform the duties of the President in the absence or disability of the President or whenever the offices of the Chairman of the Board and President are vacant. The Vice-Presidents shall have such titles, perform such other duties, and have such other powers as the Board of Directors, the President or these Bylaws may designate from time to time.

Section 4.5    The Secretary.

The Secretary shall record or cause to be recorded, and shall keep or cause to be kept, at the principal executive office and such other place as the Board of Directors may order, a book of minutes of actions taken at all meetings of directors and committees thereof and of shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at shareholders’ meetings, and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent, a share register or a duplicate share register in a form capable of being converted into written form, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors and committees thereof required by these Bylaws or by law to be given, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform such other duties and have such other powers as the Board of Directors or the President may designate from time to time.

Section 4.6    The Chief Financial Officer.

The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation. The books of account shall at all reasonable times be open to inspection by any director.

The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of the Chief Financial Officer’s transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

The President may direct any Vice President to assume and perform the duties of the Chief Financial Officer set forth in this Section 4.6 in the absence or disability of the Chief Financial Officer, and such Vice President shall perform such other duties and have such other powers as the Board of Directors or the President may designate from time to time.

Section 4.7    The Controller.

The Controller (if there be such an officer appointed) shall be responsible for the establishment and maintenance of accounting and other systems required to control and account for the assets of the corporation and provide safeguards therefor, and to collect information required for management purposes, and shall perform such other duties and have such other powers as the Board of Directors or the President may designate from time to time. The President may direct any Assistant Controller to assume and perform the duties of the Controller, in the absence or disability of the Controller, and each Assistant Controller shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board (if there be such an officer appointed) or the President may designate from time to time.

ARTICLE V

EXECUTION OF CORPORATE INSTRUMENTS, RATIFICATION,

AND VOTING OF STOCKS OWNED BY THE CORPORATION

Section 5.1    Execution of Corporate Instruments.

In its discretion, the Board of Directors may determine the method and designate the signatory officer or officers or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the corporation.

All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation, or in special accounts of the corporation, shall be signed by such person or persons as the Board of Directors shall authorize to do so.

The Board of Directors shall designate an officer who personally, or through his representative, shall vote shares of other corporations standing in the name of this corporation. The authority to vote shares shall include the authority to execute a proxy in the name of the corporation for purposes of voting the shares.

Section 5.2    Ratification by Shareholders.

In its discretion, the Board of Directors may submit any contract or act for approval or ratification of the shareholders at any annual meeting of shareholders, or at any special meeting of shareholders called for that purpose; and any contract or act that shall be approved or ratified by the holders of a majority of the voting power of the corporation shall be as valid and binding upon the corporation and upon the shareholders thereof as though approved or ratified by each and every shareholder of the corporation, unless a greater vote is required by law for such purpose.

Section 5.3    Voting of Stocks Owned by the Corporation.

All stock of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized to do so by resolution of the Board of Directors, or in the absence of such authorization, by the Chairman of the Board (if there be such an officer appointed), the President or any Vice-President, or by any other person authorized to do so by the Chairman of the Board, the President or any Vice President.

ARTICLE VI

ANNUAL AND OTHER REPORTS

Section 6.1    Reports to Shareholders.

The Board of Directors of the corporation shall cause an annual report to be sent to the shareholders not later than 120 days after the close of the fiscal year, and at least fifteen (15) days (or, if sent by third-class mail, thirty-five (35) days) prior to the annual meeting of shareholders to be held during the next fiscal year. This report shall contain a balance sheet as of the end of that fiscal year and an income statement and statement of changes in financial position for that fiscal year, accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that the statements were prepared without audit from the books and records of the corporation. This report shall also contain such other matters as required by Section 1501(b) of the General Corporation Law, unless the corporation is subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, and is not exempted therefrom under Section 12(g)(2) thereof. As long as the corporation has less than 100 holders of record of its shares (determined as provided in Section 605 of the General corporation Law), the foregoing requirement of an annual report is hereby waived.

If no annual report for the last fiscal year has been sent to shareholders, the corporation shall, upon the written request of any shareholder made more than 120 days after the close of such fiscal year, deliver or mail to the person making the request within thirty (30) days thereafter the financial statements for such year as required by Section 1501(a) of the General Corporation Law. A shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of the corporation may make a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the current fiscal year ended more than thirty (30) days prior to the date of the request and a balance sheet of the corporation as of the end of such period and, in addition, if no annual report for the last fiscal year has been sent to shareholders, the annual report for the last fiscal year, unless such report has been waived under these Bylaws. The statements shall be delivered or mailed to the person making the request within thirty (30) days thereafter. A copy of any such statements shall be kept on file in the principal executive office of the corporation for twelve (12) months, and they shall be exhibited at all reasonable times to any shareholder demanding an examination of the statements, or a copy shall be mailed to the shareholder.

The quarterly income statements and balance sheets referred to in this Section shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.

Section 6.2    Report of Shareholder Vote.

For a period of sixty (60) days following the conclusion of an annual, regular, or special meeting of shareholders, the corporation shall, upon written request from a shareholder, forthwith inform the shareholder of the result of any particular vote of shareholders taken at the meeting, including the number of shares voting for, the number of shares voting against, and the number of shares abstaining or withheld from voting. If the matter voted on was the election of directors, the corporation shall report the number of shares (or votes if voted cumulatively) cast for each nominee for director. If more than one class or series of shares voted, the report shall state the appropriate numbers by class and series of shares.

Section 6.3    Reports to the Secretary of State.

(a)    Every year, during the calendar month in which the original articles of incorporation were filed with the California Secretary of State, or during the preceding five calendar months, the corporation shall file a statement with the Secretary of State on the prescribed form, setting forth the authorized number of directors; the names and complete business and residence addresses of all incumbent directors; the names and complete business or resident addresses of the chief executive officer, the secretary, and the chief financial officer; the street address of the corporation’s principal executive office or principal business office in this state; a statement of the general type of business constituting the principal business activity of the corporation; and a designation of the agent of the corporation for the purpose of service of process, all in compliance with Section 1502 of the Corporations Code of California.

(b)    Notwithstanding the provisions of paragraph (a) of this section, if there has been no change in the information contained in the corporation’s last annual statement on file in the Secretary of State’s office, the corporation may, in lieu of filing the annual statement described in paragraph (a) of this section, advise the Secretary of State, on the appropriate form, that no changes in the required information have occurred during the applicable period.

ARTICLE VII

SHARES OF STOCK

Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chairman or Vice Chairman of the Board (if there be such officers appointed) or the President or a Vice-President and by the chief financial officer or any Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

Notwithstanding any other provision of this Article VII, pursuant to a resolution duly adopted by the Board of Directors, the corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for the required statements on certificates under Sections 417, 418 and 1302 of the California General Corporation Law (as amended from time) or any successor statute and as may be required by the California Commissioner of Corporations in administering the California Securities Law of 1968, which system (i) has been approved by the United States Securities and Exchange Commission, (2) is authorized in any statute of the United States, or (3) is in accordance with Division 8

(commencing with Sections 8101) of the California Commercial Code (as amended from time to time) or any successor statute. Any system so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefor have been surrendered to the corporation.

Any such certificate or in the case of uncertificated shares, the initial transaction statement and written statements, shall also contain such legends or other statements as may be required by Sections 417 and 418 of the California General Corporation Law, the Corporate Securities Law of 1968, federal or other state securities laws, and any agreement between the corporation and the issue of the certificate.

Shares may be issued prior to full payment, under such restrictions and for such purposes as the Board of Directors or these Bylaws may provide; provided, however, that on the certificate issued to represent any such partly paid shares or, for uncertificated securities, on the initial transaction statement for such partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

No new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered and cancelled at the same time; provided, however, that a new certificate will be issued without the surrender and cancellation of the old certificate if (1) the old certificate is lost, apparently destroyed or wrongfully taken; (2) the request for the issuance of the new certificate is made within a reasonable time after the owner of the old certificate has notice of its loss, destruction, or theft; (3) the request for the issuance of a new certificate is made prior to the receipt of notice by the corporation that the old certificate has been acquired by a bona fide purchaser; (4) the owner of the old certificate files a sufficient indemnity bond with or provides other adequate security to the corporation; and (5) the owner satisfies any other reasonable requirement imposed by the corporation. In the event of the issuance of a new certificate, the rights and liabilities of the corporation, and of the holders of the old and new certificates shall be governed by the provisions of Sections 8104 and 8405 of the California Commercial Code.

ARTICLE VIII

INSPECTION OF CORPORATE RECORDS

Section 8.1    General Records.

The accounting books and records and the minutes of proceedings of the shareholders, the Board of Directors and committees thereof of the corporation and any subsidiary of the corporation shall be open to inspection upon the written demand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder’s interests as a shareholder or as the holder of such voting trust certificate. Such inspection by a shareholder or holder of a voting trust certificate may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts. Minutes of proceedings of the shareholders, Board, and committees thereof shall be kept in written form. Other books and records shall be kept either in written form or in any other form capable of being converted into written form.

A shareholder or shareholders holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation or who hold at least one percent (1%) of such voting shares and have filed a Schedule 14A with the United States Securities and Exchange Commission relating to the election of directors of the corporation shall have (in person, or by agent or attorney) the right to inspect and copy the record of shareholders’ names and addresses and shareholdings during usual business hours upon five (5) business days’ prior written demand upon the corporation or to obtain from the transfer agent for the corporation, upon written demand and upon the tender of its usual charges for such list, a list of the shareholders’ names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand. The list shall be made available on or before the later of five (5) business days after the demand is received or the date specified therein as the date as of which the list is to be compiled.

Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation and its subsidiaries. Such inspection by a director may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

Section 8.2    Inspection of Bylaws.

The corporation shall keep at its principal executive office in California, or if its principal executive office is not in California, then at its principal business office in California (or shall otherwise provide upon written request of any shareholder if it has no such office in California) the original or a copy of these Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

ARTICLE IX

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

Section 9.1    Right to Indemnification.

Each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness, or otherwise), in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereafter a “Proceeding”), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent (hereafter an “Agent”), shall be indemnified and held harmless by the corporation to the fullest extent authorized by statutory and decisional law, as the same exists or may hereafter be interpreted or amended (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the corporation to provide broader indemnification rights than were permitted prior thereto) against all expenses, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any Agent as a result of the actual or deemed receipt of any payments under this Article) incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding (hereafter “Expenses”). The right to indemnification conferred in this Article shall be a contract right. It is the corporation’s intention that these bylaws provide indemnification in excess of that expressly permitted by Section 317 of the California General Corporation Law, as authorized by the corporation’s Articles of Incorporation.

Section 9.2    Authority to Advance Expenses.

The right to indemnification provided in Section 9.1 of these Bylaws shall include the right to be paid, in advance of a Proceeding’s final disposition, Expenses incurred in defending that Proceeding; provided, however, that if required by the California General Corporation Law, as amended, the payment of Expenses in advance of the final disposition of the Proceeding shall be made only upon delivery to the corporation of an undertaking by or on behalf of the Agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized under this Article or otherwise. The Agent’s obligation to reimburse the corporation for Expense advances shall be unsecured and no interest shall be charged thereon.

Section 9.3    Right of Claimant to Bring Suit.

If a claim under Section 9.1 or 9.2 of these Bylaws is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including attorneys, fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct that make it permissible under the California General Corporation Law for the corporation to indemnify the claimant for the amount claimed. The burden of proving such a defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because he has met the applicable standard of conduct set forth in the California General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

Section 9.4    Provisions Nonexclusive.

The rights conferred on any person by this Article shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that any provision of the Articles, agreement, or vote of the stockholders or disinterested directors is inconsistent with these bylaws, the provision, agreement, or vote shall take precedence.

Section 9.5    Authority to Insure.

The corporation may purchase and maintain insurance to protect itself and any Agent against any Expense asserted against or incurred by such person, whether or not the corporation would have the power to indemnify the Agent against such Expense under applicable law or the provisions of this Article, provided that, in cases where the corporation owns all or a portion of the shares of the company issuing the insurance policy, the company and/or the policy must meet one of the two sets of conditions set forth in Section 317 of the California General Corporation Law, as amended.

Section 9.6    Survival of Rights.

The rights provided by this Article shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

Section 9.7    Settlement of Claims.

The corporation shall not be liable to indemnify any Agent under this Article (a) for any amounts paid in settlement of any action or claim effected without the corporation’s written consent, which consent shall not be unreasonably withheld; or (b) for any judicial award, if the corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

Section 9.8    Effect of Amendment.

Any amendment, repeal, or modification of this Article shall not adversely affect any right or protection of any Agent existing at the time of such amendment, repeal, or modification.

Section 9.9    Subrogation.

In the event of payment under this Article, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the corporation effectively to bring suit to enforce such rights.

Section 9.10    No Duplication of Payments.

The corporation shall not be liable under this Article to make any payment in connection with any claim made against the Agent to the extent the Agent has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable hereunder.

ARTICLE X

AMENDMENTS

Section 10.1    Power of Shareholders.

New bylaws may be adopted or these Bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote, or by the written assent of shareholders entitled to vote such shares, except as otherwise provided by law or by the Articles of Incorporation or by these Bylaws.

Section 10.2    Power of Directors.

Subject to the right of shareholders as provided in Section 10.1 of this Article X to adopt, amend or repeal these Bylaws, these Bylaws (other than a bylaw or amendment thereof providing for the approval by the Board, acting alone, of a loan or guarantee to any officer or an employee benefit plan providing for the same) may be adopted, amended or repealed by the Board of Directors; provided, however, that the Board of Directors may adopt a bylaw or amendment thereof changing the authorized number of directors only for the purpose of fixing the exact number of directors within the limits specified in the Articles of Incorporation or in Section 3.2 of these Bylaws.

ARTICLE XI

DEFINITIONS

Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the General Corporation Law as amended from time to time shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term “person” includes a corporation as well as a natural person.

ARTICLE XII

CORPORATE SEAL

The corporate seal shall consist of a circular die bearing the name of the corporation, the state in which it was incorporated and the date of its incorporation. If and when authorized by the Board of Directors, a duplicate of the corporate seal may be kept and used by such officer or person as the Board of Directors may designate.

ARTICLE XIII

EXCLUSIVE FORUM FOR CERTAIN LITIGATION

Unless the corporation consents in writing to the selection of an alternative forum, the United States District Court for the Northern District of California (or, in the event that the United States District Court for the Northern District of California does not have jurisdiction, any other federal or state court of the State of California) shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the corporation, (b) any action asserting a claim of breach of any duty owed by any director or officer or other employee of the corporation to the corporation or to the shareholders of the corporation, (c) any action asserting a claim against the corporation or any director or officer or other employee of the corporation arising pursuant to any provision of the California Corporations Code or the Articles of Incorporation or these Bylaws, or (d) any action asserting a claim against the corporation or any director or officer or other employee of the corporation that is governed by the internal affairs doctrine. If any provision of this Article XIII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article XIII (including, without limitation, each portion of any sentence of this Article XIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

CERTIFICATE OF SECRETARY

The undersigned does hereby certify that:

(1)    the undersigned is the Secretary of Pericom Semiconductor Corporation, a corporation duly organized and existing under the laws of the State of California;

(2)    the foregoing Amended and Restated Bylaws of the corporation were duly and regularly adopted as such by the Board of Directors of the corporation and are now in full force and effect; and

(3)    the foregoing text is a full, true and correct copy of the Amended and Restated Bylaws of the corporation with all amendments to the date of this Certificate.

IN WITNESS WHEREOF, I have hereunto subscribed my name on September 2, 2015.

/s/ John Chi-Hung Hui
John Chi-Hung Hui,
Secretary of Pericom Semiconductor Corporation